As filed with the Securities and Exchange Commission on December 11, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HELEN OF TROY LIMITED

(Exact name of registrant as specified in its charter)

BERMUDA	74-2692550
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Clarendon House

2 Church Street

Hamilton, Bermuda

(Address, including Zip Code, of Principal Executive Offices)

1 Helen of Troy Plaza

El Paso, Texas  79912

(Registrant’s United States Mailing Address)

Vincent D. Carson

c/o Helen of Troy L.P.

1 Helen of Troy Plaza

El Paso, Texas 79912

(915) 225-8000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

W. Crews Lott

Baker & McKenzie LLP

2300 Trammell Crow Center

2001 Ross Avenue

Dallas, Texas 75201

(214) 978-3000

(214) 978-3099 (facsimile)

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check One):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Shares, par value $0.10 per share	160,536 shares	$102.82	$16,506,311.52	$1,662.19

(1)          Estimated pursuant to Rule 457(c), the offering price per share is based on the average of the high and low prices for our common shares on December 8, 2015, as reported on the NASDAQ Global Select Market.

PROSPECTUS

160,536 Shares

HELEN OF TROY LIMITED

Common Shares

This prospectus is part of a resale registration statement that we filed with the Securities and Exchange Commission using a “shelf” registration, or continuous offering, process. Under this shelf registration process, the selling shareholder, who is identified under the section of this prospectus entitled “Selling Shareholder,” may, from time to time, sell or otherwise dispose of up to 160,536 of our common shares in one or more transactions at any time or from time to time.

We are not selling any common shares under this prospectus and will not receive any proceeds from the sale of common shares by the selling shareholder. The common shares to which this prospectus relates may be offered and sold from time to time directly by the selling shareholder or through broker-dealers or agents. Such common shares may be sold in one or more transactions, at fixed prices, at prevailing market prices at the time of sale or at negotiated prices. For additional information on the methods of sale, you should refer to the section of this prospectus entitled “Plan of Distribution.”

Investing in our common shares involves various risks. You should carefully consider the risks referenced under “Risk Factors” beginning on page 3 of this prospectus, as well as the other information contained or incorporated by reference in this prospectus or any supplement hereto, before making a decision to invest in our common shares.

Our common shares are listed on the NASDAQ Global Select Market under the symbol “HELE.” On December 8, 2015, the closing price of our common shares was $102.14 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

This prospectus is dated December 11, 2015

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, which we refer to as the SEC, using a “shelf” registration process. Under this prospectus, the selling shareholder may sell the common shares described in this prospectus in one or more offerings. This prospectus may be supplemented from time to time to add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained in or incorporated by reference into this prospectus and any prospectus supplement. We and the selling shareholder have not authorized any dealer, salesman or other person to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.  Except as required by law, neither we nor the selling shareholder undertake any obligation to update any statements herein for revisions or changes after the date of this prospectus.

Unless the context suggests otherwise or unless otherwise noted, all references in this prospectus or any accompanying prospectus supplement to “the Company”, “our Company”, “Helen of Troy”, “we”, “us”, or “our” refer to Helen of Troy Limited and its subsidiaries.

i

THE COMPANY

We are a global consumer products company offering creative solutions for our customers through a strong portfolio of well-recognized and widely trusted brands. We have built our market positions through new product innovation, product quality and competitive pricing. People around the world use our products every day to help meet their household, health and beauty needs. We have four business segments:

•                  Housewares.  Our Housewares segment provides a broad range of innovative consumer products for the home. Product offerings include food preparation tools, gadgets, storage containers, kitchen electrics, bakeware, and cleaning, organization, baby and toddler care products. Key brands include OXO, OXO Good Grips, OXO Soft Works, OXO tot, and OXO SteeL.

•                  Healthcare / Home Environment.  The Healthcare / Home Environment segment focuses on healthcare devices such as thermometers, humidifiers, blood pressure monitors, and heating pads; water filtration systems; and small home appliances such as portable heaters, fans, air purifiers, and insect control devices. Key brands include Vicks, Braun, Honeywell, PUR, Febreze, Stinger, Duracraft, and SoftHeat.

•                  Nutritional Supplements.  Our Nutritional Supplements segment is a leading provider of premium branded vitamins, minerals and supplements, as well as other health products sold directly to consumers. Key brands include Omega Q Plus Resveratrol®, Omega Q Plus®, Probiotic Advantage®, Vision Essentials®, Total Cardio Cover®, Joint Advantage Gold®, Triveratrol®, Trilane® and OxyRub®.

•                  Beauty.  Our Beauty segment’s products include electric hair care, beauty care and wellness appliances; grooming tools and accessories; and liquid-, solid- and powder-based personal care and grooming products. Key brands include Revlon, Vidal Sassoon, Dr. Scholl’s, Toni&Guy, Sure, Pert Plus, Infusium 23, Brut, Ammens, Hot Tools, Bed Head, Karina, Sea Breeze, and Gold ‘N Hot.

The Nutritional Supplements segment sells directly to consumers. Our other segments sell their products primarily through mass merchandisers, drugstore chains, warehouse clubs, catalogs, grocery stores, and specialty stores. In addition, the Beauty segment sells extensively through beauty supply retailers and wholesalers, and the Healthcare / Home Environment segment sells certain of its product lines through medical distributors and other products through home improvement stores. We purchase our products from unaffiliated manufacturers, most of which are located in China, Mexico and the United States.

We incorporated as Helen of Troy Corporation in Texas in 1968 and were reorganized as Helen of Troy Limited in Bermuda in 1994. Our principal executive office is located at Clarendon House, 2 Church Street, Hamilton, Bermuda, our U.S. mailing address is 1 Helen of Troy Plaza, El Paso, Texas 79912, and our telephone number is (915) 225-8000. Our common shares are listed on the NASDAQ Global Select Market under the symbol “HELE.”

We maintain our main Internet site at the following address: http://www.hotus.com. The information on, or accessible through, our website is not part of this prospectus.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

Certain written and oral statements made by our Company and subsidiaries of our Company may constitute “forward-looking statements” as defined under the Private Securities Litigation Reform Act of 1995. This includes statements made in this prospectus, including the documents incorporated by reference into this prospectus, in press releases, and in certain other oral and written presentations. Generally, the words “anticipates”, “believes”, “expects”, “plans”, “may”, “will”, “should”, “seeks”, “estimates”, “project”, “predict”, “potential”, “continue”, “intends”, and other similar words identify forward-looking statements.  All statements that address operating results, events or developments that we expect or anticipate will occur in the future, including statements related to sales, earnings per share results, and statements expressing general expectations about future operating results, are forward-looking statements and are based upon our current expectations and various assumptions. We believe there is a reasonable basis for our expectations and assumptions, but there can be no assurance that we will realize our expectations or that our assumptions will prove correct. Forward-looking statements are subject to risks that could cause them to differ materially from actual results. Accordingly, we caution readers not to place undue reliance on forward-looking statements. We believe that these risks include but are not limited to the risks described in this prospectus and under Part I, Item 1A., “Risk Factors” of our Annual Report on Form 10-K for the year ended

February 28, 2015, and that are otherwise described from time to time in our SEC reports filed after the date of this prospectus. Such risks, uncertainties and other important factors include, among others:

•                  the retention and recruitment of key personnel;

•                  our ability to deliver products to our customers in a timely manner and according to their fulfillment standards;

•                  our relationships with key customers and licensors;

•                  the costs of complying with the business demands and requirements of large sophisticated customers;

•                  our dependence on the strength of retail economies and vulnerabilities to any prolonged economic downturn;

•                  expectations regarding our recent and future acquisitions, including our ability to realize anticipated cost savings, synergies and other benefits along with our ability to effectively integrate acquired businesses;

•                  foreign currency exchange rate fluctuations;

•                  disruptions in U.S., Eurozone, Venezuela, and other international credit markets;

•                  risks associated with weather conditions;

•                  our dependence on foreign sources of supply and foreign manufacturing, and associated operational risks including but not limited to long lead times, consistent local labor availability and capacity, and timely availability of sufficient shipping carrier capacity;

•                  risks to the Nutritional Supplements segment associated with the availability, purity and integrity of materials used in the manufacture of vitamins, minerals and supplements;

•                  the impact of changing costs of raw materials, labor and energy on cost of goods sold and certain operating expenses;

•                  the geographic concentration and peak season capacity of certain U.S. distribution facilities increases our exposure to significant shipping disruptions and added shipping and storage costs;

•                  difficulties encountered during the transition of certain businesses to our distribution facilities could interrupt our logistical systems and cause shipping disruptions;

•                  our projections of product demand, sales and net income are highly subjective in nature and future sales and net income could vary in a material amount from such projections;

•                  circumstances which may contribute to future impairment of goodwill, intangible or other long-lived assets;

•                  the risks associated with the use of trademarks licensed from and to third parties;

•                  our ability to develop and introduce a continuing stream of new products to meet changing consumer preferences;

•                  increased product liability and reputational risks associated with the formulation and distribution of vitamins, minerals and supplements;

•                  the risks associated with potential adverse publicity and negative public perception regarding the use of vitamins, minerals and supplements;

•                  trade barriers, exchange controls, expropriations, and other risks associated with foreign operations;

•                  debt leverage and the constraints it may impose on our cash resources and ability to operate our business;

•                  the costs, complexity and challenges of upgrading and managing our global information systems;

•                  the risks associated with information security breaches;

•                  the increased complexity of compliance with a number of new government regulations as a result of adding vitamins, minerals and supplements to the Company’s portfolio of products;

•                  the risks associated with tax audits and related disputes with taxing authorities;

•                  the risks of potential changes in laws, including tax laws, health insurance laws and new regulations related to conflict minerals along with the costs and complexities of compliance with such laws; and

•                  our ability to continue to avoid classification as a controlled foreign corporation.

Although we undertake no obligation to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise, except as required by law, you are advised to consult any additional disclosures we make in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the SEC. See “Where You Can Find More Information.”

RISK FACTORS

An investment in our securities involves risks. Before you invest in our securities, you should carefully consider, among other things, the matters discussed under Part I, Item 1A., “Risk Factors” of our most recent Annual Report on Form 10-K and in other documents that we incorporate by reference into this prospectus.

If any of these risks were to materialize, our business, results of operations, cash flows and financial condition could be materially adversely affected. In that case, our ability to pay interest on, or the principal of, any debt securities, may be reduced, the trading price of our securities could decline and you could lose all or part of your investment.  In addition, you should consider carefully the risks below together with all of the other information included in, or incorporated by reference into, this prospectus before deciding whether to invest in our securities.

The market price for our common shares may be volatile, and the value of your investment could materially decline.

Investors who hold our common shares may not be able to sell their shares at or above the price at which they purchased such shares. The share price of our common shares has fluctuated materially from time to time, and we cannot predict the price of our common shares at any given time. The risk factors described herein and in the documents incorporated by reference into this prospectus could cause the price of our common shares to fluctuate materially. In addition, the stock market in general, including the market for companies in our industry, has experienced price and volume fluctuations. These broad market and industry factors may materially harm the market price of our common shares, regardless of our operating performance. In addition, the price of our common shares may be affected by the valuations and recommendations of the analysts who cover us, and if our results do not meet the analysts’ forecasts and expectations, the price of our common shares could decline as a result of analysts lowering their valuations and recommendations or otherwise. In the past, following periods of volatility in the market and/or in the price of a company’s capital stock, securities class-action litigation has often been instituted against other companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could have a material adverse effect on our business, financial condition, results of operations, cash flows, and/or common share price. We also may undertake additional offerings of common shares or of securities convertible into or exchangeable or exercisable for common shares. The resulting increase in the number of the common shares issued and outstanding and the possibility of sales of such common shares or such securities convertible into or exchangeable or exercisable for common shares after any such additional offerings may depress the future trading price of the common shares. In addition, if additional offerings occur, the voting power of our then existing shareholders may be diluted.

We do not expect to pay any dividends on our common shares in the foreseeable future.

We do not expect to declare or pay any cash or other dividends on our common shares in the foreseeable future, as we intend to use cash flow generated by operations for general business purposes. Our credit facility and the agreements governing our outstanding indebtedness limit our ability to pay cash dividends on our common shares, and we may also enter into credit agreements or other borrowing arrangements in the future that limit or restrict our ability to declare or pay cash dividends on our common shares.

USE OF PROCEEDS

The common shares to be offered and sold using this prospectus will be offered and sold by the selling shareholder named in this prospectus or in any supplement to this prospectus. We will not receive any proceeds from the sale of such common shares.

DESCRIPTION OF CAPITAL STOCK

For a description of our common shares, see the description contained in our Registration Statement on Form S-4, filed with the SEC on December 30, 1993, including any amendments or reports filed for the purpose of updating such description, which is incorporated herein by reference.

SELLING SHAREHOLDER

This prospectus covers the offering for resale of up to 160,536 of our common shares by the selling shareholder identified below. The selling shareholder acquired these common shares from us in a private placement pursuant to an exemption from registration in connection with separation compensation paid to the selling shareholder under his previous employment and separation agreements. The registration statement of which this prospectus forms a part has been filed pursuant to registration rights granted to the selling shareholder. The selling shareholder served as our Chairman of the Board, Chief Executive Officer and President until January 2014.

Under the terms of the registration rights held by the selling shareholder, we will pay all expenses of the registration of the common shares, including SEC filing fees, except that the selling shareholder will pay the fees and expenses of his own counsel and selling commissions, if any. Our expenses for the registration of the common shares are estimated to be approximately $66,662.

No offer or sale may occur unless this prospectus has been declared effective by the SEC, and remains effective at the time such selling shareholder offers or sells such common shares. We may be required to update this prospectus to reflect material developments in our business, financial position and results of operations.

In the table below, the percentage of shares beneficially owned is based on 28,286,416 common shares outstanding at December 7, 2015, determined in accordance with Rule 13d-3 under the Exchange Act. Under such rule, beneficial ownership includes any shares over which the selling shareholder has sole or shared voting power or investment power and also any shares that the selling shareholder has the right to acquire within 60 days of such date through the exercise of any options or other rights.

	Prior to the Offering (1)		Number of Common	After the Offering (3)
Name of Selling Shareholder	Number of Common Shares Beneficially Owned	Percent of Common Shares Outstanding	Shares Being Registered for Resale (2)	Number of Common Shares Beneficially Owned	Percent of Common Shares Outstanding
Gerald J. Rubin	169,936	*	160,536	9,400	*

*           Represents less than one percent of the outstanding common shares as of December 7, 2015.

(1)   The amounts set forth in these columns include the common shares beneficially owned by the selling shareholder as of December 7, 2015 (including any shares that the selling shareholder has the right to acquire within 60 days of such date through the exercise of any options or other rights).

(2)   The amount set forth in this column is the number of common shares that may be offered by the selling shareholder using this prospectus. This amount does not include any other common shares that the selling shareholder may own beneficially or otherwise.

(3)   Assumes all common shares being offered hereby are sold by the selling shareholder.

A selling shareholder who is a registered broker-dealer is an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). In addition, a selling shareholder who is an affiliate of a registered broker-dealer is an “underwriter” within the meaning of the Securities Act if such selling shareholder (a) did not acquire its common shares in the ordinary course of business or (b) had an agreement or understanding, directly or indirectly, with any person to distribute the common shares. To our knowledge, the selling shareholder is not a registered broker-dealer or an affiliate of a registered broker-dealer.

The selling shareholder listed in the above table may have sold or transferred, in transactions exempt from the registration requirements of the Securities Act, some or all of the common shares since the date on which the information in the above table was provided to us. Information about the selling shareholder may change over time.

Because the selling shareholder may offer all or some of his common shares from time to time, we cannot estimate the number of our common shares that will be held by the selling shareholder upon the termination of any particular offering by such selling shareholder. See “Plan of Distribution.”

PLAN OF DISTRIBUTION

We are registering the common shares covered by this prospectus to permit the selling shareholder to conduct public secondary trading of such shares from time to time after the date of this prospectus. We will not receive any of the proceeds of the sale of the common shares offered by this prospectus. The aggregate proceeds to the selling shareholder from the sale of such common shares will be the purchase price of the common shares less any discounts and commissions. The selling shareholder reserves the right to accept and, together with its agents, to reject, any proposed purchases of common shares to be made directly or through agents.

The common shares offered by this prospectus may be sold from time to time to purchasers:

•                  directly by the selling shareholder and its successors, which includes their donees, pledgees or transferees or their successors-in-interest;

•                  through broker-dealers or agents, who may receive compensation in the form of commissions or agent’s commissions from the selling shareholder or the purchasers of the common shares. These commissions may be in excess of those customary in the types of transactions involved; or

•                  through any other method permitted under applicable law.

The selling shareholder and any broker-dealers or agents who participate in the sale or distribution of the common shares may be deemed to be “underwriters” within the meaning of the Securities Act. Any selling shareholder that is a registered broker-dealer will be deemed to be an underwriter. As a result, any profits on the sale of the common shares by such selling shareholder and any commissions or agent’s commissions received by it may be deemed to be underwriting commissions under the Securities Act. A selling shareholder who is deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act will be subject to prospectus delivery requirements of the Securities Act. Underwriters are subject to certain statutory liabilities, including, but not limited to, Sections 11, 12 and 17 of the Securities Act.

The common shares may be sold in one or more transactions at:

•                  fixed prices;

•                  prevailing market prices at the time of sale;

•                  prices related to such prevailing market prices;

•                  varying prices determined at the time of sale; or

•                  negotiated prices.

These sales may be effected in one or more transactions:

•                  on any national securities exchange or quotation on which the common shares may be listed or quoted at the time of the sale;

•                  in the over-the-counter market;

•                  in transactions other than on such exchanges or services or in the over-the-counter market;

•                  through the writing of options (including the issuance by the selling shareholder of derivative securities), whether the options or such other derivative securities are listed on an options exchange or otherwise;

•                  through the settlement of short sales; or

•                  through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

In connection with the sales of the common shares, the selling shareholder may enter into hedging transactions with broker-dealers or other financial institutions which in turn may:

•                  engage in short sales of the common shares in the course of hedging their positions;

•                  sell the common shares short and deliver the common shares to close out short positions;

•                  loan or pledge the common shares to broker-dealers or other financial institutions that in turn may sell the common shares;

•                  enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to the broker-dealer or other financial institution of the common shares, which the broker-dealer or other financial institution may resell under the prospectus; or

•                  enter into transactions in which a broker-dealer makes purchases as a principal for resale for its own account or through other types of transactions.

To our knowledge, there are currently no plans, arrangements or understandings between the selling shareholder and any broker-dealer or agent regarding the sale of the common shares by the selling shareholder.

There can be no assurance that the selling shareholder will sell any or all of the common shares under this prospectus. Further, we cannot assure you that the selling shareholder will not transfer, devise or gift the common shares by other means not described in this prospectus. In addition, any common shares covered by this prospectus that qualifies for sale under Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than under this prospectus. The common shares covered by this prospectus may also be sold to non-U.S. persons outside the U.S. in accordance with Regulation S under the Securities Act rather than under this prospectus. The common shares may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the common shares may not be sold unless such shares have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The selling shareholder and any other person participating in the sale of the common shares will be subject to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the common shares by the selling shareholder and any other such person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the common shares to engage in market-making activities with respect to the particular common shares being distributed. This may affect the marketability of the common shares and the ability of any person or entity to engage in market-making activities with respect to the common shares.

LEGAL MATTERS

The validity of the common shares will be passed upon for us by Conyers Dill & Pearman Limited, Bermuda counsel of Helen of Troy.

EXPERTS

The audited consolidated financial statements, schedule, and management’s assessment of the effectiveness of internal control over financial reporting included in our Annual Report on Form 10-K for the year ended February 28, 2015, incorporated by reference in this prospectus and elsewhere in this registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The rules of the SEC allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents listed below (other than portions of these documents that are either (1) described in paragraphs (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under applicable SEC rules rather than filed and exhibits furnished in connection with such items):

•                  Our Annual Report on Form 10-K for the fiscal year ended February 28, 2015, filed with the SEC on April 29, 2015 (the “Annual Report”);

•                  The information specifically incorporated by reference into the Annual Report from our definitive proxy statement on Schedule 14A, filed with the SEC on June 29, 2015;

•                  Our Quarterly Reports on Form 10-Q for the periods ended May 31, 2015 and August 31, 2015, filed with the SEC on July 10, 2015 and October 13, 2015, respectively;

•                  Our Current Reports on Form 8-K, filed with the SEC on August 7, 2015, August 25, 2015, and November 16, 2015; and

•                  The description of our common shares contained in our Registration Statement on Form S-4, filed with the SEC on December 30, 1993, including any amendments or reports filed for the purpose of updating such description.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this prospectus and to be part hereof from the date of filing of such reports and other documents. However, we are not incorporating by reference any information provided in these documents that is described in paragraphs (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or furnished under applicable SEC rules rather than filed and exhibits furnished in connection with such items.

Helen of Troy hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any or all of the information that has been or may be incorporated by reference in this prospectus, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus. Requests for such copies should be directed to Helen of Troy Investor Relations, at the following address:

Helen of Troy Limited

Attention: Investor Relations

1 Helen of Troy Plaza

El Paso, Texas 79912

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. You may read and copy any materials we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-888-SEC-0330 for further information about the Public Reference Room. The SEC also maintains an internet website at www.sec.gov that contains periodic and current reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC.

You should rely only on the information contained or incorporated by reference in this prospectus, in any accompanying prospectus supplement, and in any related free writing prospectus we prepare or authorize. We have not authorized anyone to provide you with information different from that contained in this prospectus. The securities offered under this prospectus are offered only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered hereby.

This prospectus is part of a registration statement that we filed with the SEC, using a “shelf” registration process under the Securities Act relating to the securities to be offered. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. The registration statement, including the exhibits thereto, may be inspected at the Public Reference Room maintained by the SEC at the address set forth above. Statements contained herein concerning any document filed as an exhibit are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement. Each such statement is qualified in its entirety by such reference.

SEC POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

160,536

Common shares

P R O S P E C T U S

December 11, 2015

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.                   Other Expenses of Issuance and Distribution.

Set forth below are the expenses (other than commissions) expected to be incurred in connection with the distribution of the securities registered hereby. With the exception of the Securities and Exchange Commission (the “SEC”) registration fee, the amounts set forth below are estimates.

SEC registration fee	$1,662.19
Fees and expenses of legal counsel	$49,000.00
Accounting fees and expenses	$15,000.00
Miscellaneous	$1,000.00

Total	$66,662.19

Item 15.                   Indemnification of Directors and Officers.

Section 98 of the Companies Act 1981 of Bermuda (as amended, the “Act”) provides generally that we, as a Bermuda company, may indemnify our directors, officers and auditors against any liability which by virtue of any rule of law would be imposed on them in relation to us, except in cases where such liability arises from fraud or dishonesty of which such officer, director or auditor may be guilty in relation to us. Section 98 further provides that we may indemnify our directors, officers and auditors against any liability incurred against them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or they are acquitted or granted relief by the Supreme Court of Bermuda in certain proceedings arising under Section 281 of the Act.

We have adopted provisions in our Memorandum of Association and Bye-Laws that provide that we will indemnify our officers and directors to the maximum extent permitted under the Act. We have also entered into indemnification agreements with each of our directors and officers to provide them with the maximum indemnification allowed under our Memorandum of Association, Bye-Laws and the Act.

The Act also permits us to purchase and maintain insurance for the benefit of our officers and directors covering certain liabilities. We maintain a policy of officers’ and directors’ liability insurance for the benefit of our officers and directors.

The preceding discussion of the our Memorandum of Association and Bye-Laws, the Act and the indemnity agreements is not intended to be exhaustive and is qualified in its entirety by the Memorandum of Association, Bye-Laws, the Act and the indemnity agreements.

Item 16.                   Exhibits and Financial Statement Schedules.

The following documents are filed as exhibits to this registration statement:

Exhibit Number	Description
2.1

Agreement and Plan of Merger dated as of December 8, 2010, among Helen of Troy Texas Corporation, KI Acquisition Corp., Kaz, Inc., the Company, and the Kaz, Inc. shareholders party thereto (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 9, 2010).

4.1

Memorandum of Association (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-4, File No. 33-73594, filed with the Securities and Exchange Commission on December 30, 1993).

4.2

Bye-Laws, as amended (incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q for the period ending August 31, 2007, filed with the Securities and Exchange Commission on October 10, 2007).

4.3*	Registration rights.
5.1*	Opinion of Conyers Dill & Pearman Limited.
23.1*	Consent of Conyers Dill & Pearman Limited (included in Exhibit 5.1).
23.2*	Consent of Grant Thornton LLP.
24.1*	Power of Attorney (included on the signature page to this Registration Statement).

*       Filed herewith.

Item 17.                   Undertakings.

The undersigned registrant hereby undertakes:

(1)                     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)                     To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(b)                     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(c)                      To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs 1(a), 1(b) and 1(c) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)                     That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)                     That, for the purpose of determining liability under the Securities Act to any purchaser:

(a)                     Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b)                     Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)                     That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, each undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)                     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b)                     Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c)                      The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d)                     Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)                     That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)                     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Helen of Troy Limited certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Paso, State of Texas, on December 10, 2015.

HELEN OF TROY LIMITED

By:	/s/ Julien R. Mininberg
Julien R. Mininberg
Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes Julien R. Mininberg to file one or more amendments (including post-effective amendments) to this registration statement, which amendments may make such changes in this registration statement as each of them deems appropriate, and each such person hereby appoints Julien R. Mininberg as attorney-in-fact to execute in the name and on behalf of the company and any such person, individually and in each capacity stated below, any such amendments to this registration statement.

* * * *

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

NAME	TITLE	DATE

/s/ Julien R. Mininberg	Chief Executive Officer,	December 10, 2015
Julien R. Mininberg	Director and Principal Executive Officer

/s/ Brian L. Grass	Chief Financial Officer	December 10, 2015
Brian L. Grass	and Principal Financial Officer

/s/ Richard J. Oppenheim	Financial Controller	December 10, 2015
Richard J. Oppenheim	and Principal Accounting Officer

/s/ Timothy F. Meeker	Director, Chairman of the Board	December 10, 2015
Timothy F. Meeker

/s/ Gary B. Abromovitz	Director	December 5, 2015
Gary B. Abromovitz

/s/ John B. Butterworth	Director	December 10, 2015
John B. Butterworth

/s/ Alexander M. Davern	Director	December 10, 2015
Alexander M. Davern

/s/ Beryl B. Raff	Director	December 7, 2015
Beryl B. Raff

/s/ William F. Susetka	Director	December 5, 2015
William F. Susetka

/s/ Darren G. Woody	Director	December 7, 2015
Darren G. Woody

EXHIBIT INDEX

Exhibit Number	Description
2.1

Agreement and Plan of Merger dated as of December 8, 2010, among Helen of Troy Texas Corporation, KI Acquisition Corp., Kaz, Inc., the Company, and the Kaz, Inc. shareholders party thereto (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 9, 2010).

4.1

Memorandum of Association (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-4, File No. 33-73594, filed with the Securities and Exchange Commission on December 30, 1993).

4.2

Bye-Laws, as amended (incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q for the period ending August 31, 2007, filed with the Securities and Exchange Commission on October 10, 2007).

4.3*	Registration rights.
5.1*	Opinion of Conyers Dill & Pearman Limited.
23.1*	Consent of Conyers Dill & Pearman Limited (included in Exhibit 5.1).
23.2*	Consent of Grant Thornton LLP.
24.1*	Power of Attorney (included on the signature page to this Registration Statement).

*       Filed herewith.